EZCORP Announces First Quarter Fiscal 2017 Results

•	Total revenue up $5.1 million to $192.6 million (up $9.8 million to $197.4 million on a constant currency basis1).

•	Profit before tax more than doubled to $13.0 million ($13.9 million on a constant currency basis); four consecutive quarters of YOY profit growth.

•	Earnings per share from continuing operations increased to $0.15 from $0.06.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
Austin, Texas (February 2, 2017) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Mexico, today announced results for its first quarter ended December 31, 2016.
HIGHLIGHTS FOR FIRST QUARTER FISCAL 2017
Improvements to earning assets generated revenue and profit growth:

•	Positive PLO growth in U.S. and Mexico:

◦	Market leading growth in same store pawn loans outstanding (PLO) up 3% in U.S. and down 4% in Mexico (up 14% on a constant currency basis).

◦	Leading the U.S. market with average PLO of $287,000 per store.

•	Delivering profitable growth:

◦	Growth in revenue and profit before tax, four consecutive quarters of YOY profit growth.

◦	Corporate expense savings of 30%; on track for $50 million in FY18.

◦
Significant investment in field leadership and customer-facing team members in U.S. Pawn, adding 224 store Team Members, nine field human resources managers, six District Managers and two Divisional Vice Presidents to improve customer experience, particularly during peak sales season; offset impacts of staff turnover; and better coach & mentor store managers.

Strong liquidity position to support growth:

•	$63.7 million cash balance at quarter-end plus $50 million undrawn on our credit facility.

•
Collected $7.8 million in principal on notes receivable from the Grupo Finmart sale during the current quarter, and anticipate collection of an additional $37.4 million in principal during the remainder of fiscal 2017.

CEO COMMENTARY AND OUTLOOK
Stuart Grimshaw, EZCORP's Chief Executive Officer, said: "Our first quarter results reflect the continued intense focus on market leadership in meeting our customers' desire for cash whenever they want it, combined with consistent execution in pawn fundamentals. We delivered strong operating results in our pawn businesses in the U.S. and Mexico with continued growth in same store pawn loans outstanding (PLO), the most influential driver of revenue and profitability.

"We continue to drive corporate expense savings as we move to a leaner business model and remain on track to reduce corporate expense to $50 million in FY18 from $68 million in FY16. We are reinvesting a portion of the savings into initiatives to better serve our customers, including product and customer data analytics and feedback; upgrading our technology; and training, coaching and mentoring programs for our field team. We have also made significant investments in field leadership and customer-facing Team Members. We plan to open about ten new stores in Mexico in FY17.

1In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), we provide certain financial information on a “constant currency” basis, which excludes the impact of foreign currency exchange rate fluctuations. For additional information about the constant currency calculations, as well as a reconciliation of the constant currency financial measures to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

"We are confident that all these initiatives will continue to improve our pawn operating performance and provide a platform for profitable growth."
CONSOLIDATED RESULTS

•
Total revenue up $5.1 million to $192.6 million, and income from continuing operations net of tax increased $4.8 million to $8.3 million. (On a constant currency basis, total revenue was up $9.8 million to $197.4 million and income from continuing operations net of tax was up $5.6 million to $9.1 million.) These results were driven by continued intense focus on market leadership in meeting our customers' desire for cash.

•
Total operating expenses decreased $7.4 million, or 7% (5% on a constant currency basis). This included a corporate expense decrease of $6.1 million to $13.9 million, or 30% lower, driven by a leaner business model.

OPERATING METRICS
U.S. Pawn Segment

•	Continued focus on meeting customers' desire for cash resulted in an increase in total PLO of 4% to $148.6 million, up 3% on a same store basis.

•	Pawn Service Charges (PSC) increased 4% to $61.0 million, up 3% on a same store basis.

•
Merchandise sales increased 3%, both in total and on a same store basis. The merchandise sales gross margin of 36% remained within our target range of 35-38%, although it was 400bps lower than the prior-year quarter.

•	Slight increase in aged inventory to 9% from 8% of total inventory at the end of the previous quarter, although improved to 9% from 11% at the end of the prior-year quarter.

•	Operations expense increased $3.8 million, or up 6%, primarily due to:

▪	224 customer-facing store Team Members, and field leadership positions including two Divisional Vice Presidents, six District Managers and nine field Human Resources Managers; and

▪	Commenced store preventative maintenance program.

▪	Segment profit before tax decreased $1.7 million, or 6%, to $27.1 million as a result of increased investments in store operations (as shown above).
Mexico Pawn Segment

•
PLO decreased 3% to $14.1 million, compared to an increase of 13% in the prior-year quarter (up 16% to $16.8 million on a constant currency basis. PSC remained flat at $8.0 million, but was up 18% to $9.4 million on a constant currency basis.

•	Merchandise sales were flat, both in total and on a same store basis (up 19% in constant currency). Merchandise margin of 31%, 400bps lower than the prior-year quarter.

•	Segment profit before tax increased 194%, or $2.8 million, to $4.2 million (up 249%, or $3.6 million on a constant currency basis).

•	Maintained aged inventory levels at 5% of gross inventory, although slight increase from 3% at the end of the previous quarter.
CONFERENCE CALL
EZCORP will host a conference call on Friday, February 3, 2017, at 7:30am Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 62600120, international dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.

ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2016	2015

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$111,513	$108,584
Jewelry scrapping sales	9,798	9,621
Pawn service charges	69,013	66,594
Other revenues	2,300	2,758
Total revenues	192,624	187,557
Merchandise cost of goods sold	71,732	66,259
Jewelry scrapping cost of goods sold	8,344	8,076
Other cost of revenues	583	612
Net revenues	111,965	112,610
Operating expenses:
Operations	77,646	76,018
Administrative	13,927	19,983
Depreciation and amortization	6,373	7,542
(Gain) loss on sale or disposal of assets	(77)	33
Restructuring	—	1,692
Total operating expenses	97,869	105,268
Operating income	14,096	7,342
Interest expense	5,565	4,127
Interest income	(2,616)	(9)
Equity in net income of unconsolidated affiliate	(1,478)	(2,055)
Other (income) expense	(423)	102
Income from continuing operations before income taxes	13,048	5,177
Income tax expense	4,782	1,758
Income from continuing operations, net of tax	8,266	3,419
Loss from discontinued operations, net of tax	(1,228)	(11,685)
Net income (loss)	7,038	(8,266)
Net loss attributable to noncontrolling interest	(127)	(792)
Net income (loss) attributable to EZCORP, Inc.	$7,165	$(7,474)

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.15	$0.06
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.15	$0.06

Weighted-average basic shares outstanding	54,158	54,895
Weighted-average diluted shares outstanding	54,214	54,909

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	December 31, 2016	September 30, 2016

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$63,707	$65,737
Pawn loans	162,696	167,329
Pawn service charges receivable, net	30,967	31,062
Inventory, net	143,440	140,224
Notes receivable, net	36,180	41,946
Income taxes receivable	1,518	2,533
Prepaid expenses and other current assets	34,724	33,312
Total current assets	473,232	482,143
Investment in unconsolidated affiliate	39,875	37,128
Property and equipment, net	54,881	58,455
Goodwill	253,585	253,976
Intangible assets, net	31,708	30,681
Non-current notes receivable, net	39,365	41,119
Deferred tax asset, net	34,667	35,303
Other assets, net	37,187	44,439
Total assets	$964,500	$983,244

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$68,694	$84,285
Customer layaway deposits	9,729	10,693
Total current liabilities	78,423	94,978
Long-term debt, net	278,936	283,611
Other long-term liabilities	8,259	10,450
Total liabilities	365,618	389,039
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of December 31, 2016 and September 30, 2016; issued and outstanding: 51,306,608 as of December 31, 2016 and 51,129,144 as of September 30, 2016	513	511
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	319,825	318,723
Retained earnings	326,973	319,808
Accumulated other comprehensive loss	(47,577)	(44,089)
EZCORP, Inc. stockholders’ equity	599,764	594,983
Noncontrolling interest	(882)	(778)
Total equity	598,882	594,205
Total liabilities and equity	$964,500	$983,244

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2016	2015

	(Unaudited)
	(in thousands)
Operating activities:
Net income (loss)	$7,038	$(8,266)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	6,373	8,090
Amortization of debt discount and deferred financing costs	2,826	3,195
Amortization of prepaid commissions	—	4,023
Accretion of notes receivable discount	(1,029)	—
Consumer loan loss provision	583	9,691
Deferred income taxes	750	(4,744)
Other adjustments	295	(1,966)
(Gain) loss on sale or disposal of assets	(77)	33
Stock compensation	1,808	833
Income from investment in unconsolidated affiliate	(1,478)	(2,055)
Changes in operating assets and liabilities:
Service charges and fees receivable	(83)	6,381
Inventory	(615)	(2,107)
Prepaid expenses, other current assets and other assets	(3,856)	(5,592)
Accounts payable and other, deferred gains and other long-term liabilities	(21,948)	(10,776)
Customer layaway deposits	(881)	(310)
Income taxes receivable and payable, current, net of excess tax benefit from stock compensation	5,004	4,045
Payments of restructuring charges	—	(4,943)
Net cash used in operating activities	(5,290)	(4,468)
Investing activities:
Loans made	(156,457)	(173,162)
Loans repaid	91,283	106,372
Recovery of pawn loan principal through sale of forfeited collateral	64,430	58,566
Additions to property and equipment	(2,326)	(1,139)
Principal collections on notes receivable	7,831	—
Net cash provided by (used in) investing activities	4,761	(9,363)
Financing activities:
Taxes paid related to net share settlement of equity awards	(706)	—
Payout of deferred consideration	—	(8,915)
Proceeds from settlement of forward currency contracts	—	3,557
Change in restricted cash	—	(1,261)
Proceeds from borrowings, net of issuance costs	—	14,302
Payments on borrowings	—	(29,358)
Net cash used in financing activities	(706)	(21,675)
Effect of exchange rate changes on cash and cash equivalents	(795)	(837)
Net decrease in cash and cash equivalents	(2,030)	(36,343)
Cash and cash equivalents at beginning of period	65,737	59,124
Cash and cash equivalents at end of period	$63,707	$22,781

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended December 31, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$94,861	$16,652	$—	$111,513	$—	$111,513
Jewelry scrapping sales	8,845	953	—	9,798	—	9,798
Pawn service charges	61,045	7,968	—	69,013	—	69,013
Other revenues	51	131	2,118	2,300	—	2,300
Total revenues	164,802	25,704	2,118	192,624	—	192,624
Merchandise cost of goods sold	60,248	11,484	—	71,732	—	71,732
Jewelry scrapping cost of goods sold	7,550	794	—	8,344	—	8,344
Other cost of revenues	—	—	583	583	—	583
Net revenues	97,004	13,426	1,535	111,965	—	111,965
Segment and corporate expenses (income):
Operations	67,350	8,640	1,656	77,646	—	77,646
Administrative	—	—	—	—	13,927	13,927
Depreciation and amortization	2,617	631	50	3,298	3,075	6,373
Gain on sale or disposal of assets	(71)	(6)	—	(77)	—	(77)
Interest expense	—	2	—	2	5,563	5,565
Interest income	—	(67)	—	(67)	(2,549)	(2,616)
Equity in net income of unconsolidated affiliate	—	—	(1,478)	(1,478)	—	(1,478)
Other (income) expense	(5)	11	(1)	5	(428)	(423)
Segment contribution	$27,113	$4,215	$1,308	$32,636
Income from continuing operations before income taxes				$32,636	$(19,588)	$13,048

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended December 31, 2015
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$91,994	$16,586	$4	$108,584	$—	$108,584
Jewelry scrapping sales	9,600	—	21	9,621	—	9,621
Pawn service charges	58,621	7,973	—	66,594	—	66,594
Other revenues	193	191	2,374	2,758	—	2,758
Total revenues	160,408	24,750	2,399	187,557	—	187,557
Merchandise cost of goods sold	55,461	10,798	—	66,259	—	66,259
Jewelry scrapping cost of goods sold	8,060	—	16	8,076	—	8,076
Other cost of revenues	—	—	612	612	—	612
Net revenues	96,887	13,952	1,771	112,610	—	112,610
Segment and corporate expenses (income):
Operations	63,545	11,193	1,280	76,018	—	76,018
Administrative	—	—	—	—	19,983	19,983
Depreciation and amortization	3,560	801	51	4,412	3,130	7,542
Loss on sale or disposal of assets	7	26	—	33	—	33
Interest expense	86	40	—	126	4,001	4,127
Interest income	(1)	—	—	(1)	(8)	(9)
Equity in net income of unconsolidated affiliate	—	—	(2,055)	(2,055)	—	(2,055)
Restructuring	891	328	204	1,423	269	1,692
Other expense (income)	—	128	(3)	125	(23)	102
Segment contribution	$28,799	$1,436	$2,294	$32,529
Income from continuing operations before income taxes				$32,529	$(27,352)	$5,177

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended December 31, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
New locations opened	—	—	—	—
Locations sold, combined or closed	(3)	—	—	(3)
As of December 31, 2016	517	239	27	783

	Three Months Ended December 31, 2015
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated	Franchises

As of September 30, 2015	522	237	27	786	1
New locations opened	—	1	—	1	—
Locations sold, combined or closed	(6)	(1)	—	(7)	—
As of December 31, 2015	516	237	27	780	1
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency and ongoing segment contribution results to evaluate results of our Mexico Pawn operations, which are denominated in Mexican pesos and believe that presentation of constant currency results are meaningful and useful in understanding the activities and business metrics of our Mexico Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period exchange rate as of December 31, 2016 and 2015 was 20.7 to 1 and 17.3 to 1, respectively. The approximate average exchange rate for the three months ended December 31, 2016 and 2015 was 19.8 to 1 and 16.8 to 1, respectively, however our statement of operations constant currency results reflect the impact of monthly effects of exchange rates and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss and the related foreign currency derivative gain or loss impact.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the three months ended December 31, 2016.

Miscellaneous Non-GAAP Financial Measures

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue	$192.6	3%
Currency exchange rate fluctuations	4.8
Constant currency consolidated revenue	$197.4	5%

Consolidated income from continuing operations before income taxes	$13.0	152%
Currency exchange rate fluctuations	0.9
Constant currency income from continuing operations before income taxes	$13.9	167%

Mexico Pawn same store loans outstanding	$13.7	(4)%
Currency exchange rate fluctuations	2.6
Constant currency Mexico Pawn same store loans outstanding	$16.3	14%

Consolidated income from continuing operations, net of tax	$8.3	142%
Currency exchange rate fluctuations	0.8
Constant currency income from continuing operations, net of tax	$9.1	165%

Consolidated operating expenses	$97.9	(7)%
Currency exchange rate fluctuations	1.7
Constant currency consolidated operating expenses	$99.6	(5)%

Mexico Pawn loans outstanding	$14.1	(3)%
Currency exchange rate fluctuations	2.7
Constant currency Mexico Pawn loans outstanding	$16.8	16%

Mexico Pawn service charges	$8.0	—%
Currency exchange rate fluctuations	1.4
Constant currency Mexico Pawn service charges	$9.4	18%

Mexico Pawn merchandise revenue	$16.7	—%
Currency exchange rate fluctuations	3.1
Constant currency Mexico Pawn merchandise revenue	$19.8	19%

Mexico Pawn same store merchandise revenue	$16.1	—%
Currency exchange rate fluctuations	3.0
Constant currency Mexico Pawn same store merchandise revenue	$19.1	19%

Mexico Pawn segment profit before tax	$4.2	194%
Currency exchange rate fluctuations	0.8
Constant currency Mexico Pawn segment profit before tax	$5.0	249%